Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE dated as of August 18, 2025 (this “Third Supplemental Indenture”) by and among Lindblad Expeditions, LLC (the “Issuer”), each of the Guarantors party hereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral trustee (in such capacity, the “Collateral Trustee”).

W I T N E S E T H

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Trustee have heretofore executed and delivered an Indenture, dated as of February 4, 2022 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Issuer of $360,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered a First Supplemental Indenture, dated as of May 2, 2023, adding certain guarantors to the Indenture;

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered a Second Supplemental Indenture, dated as of June 5, 2025, adding certain guarantors to the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Indenture, the Notes, the Note Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes);

WHEREAS, the Issuer has offered to purchase for cash any and all of the Notes (the “Offer”) and has solicited consents to certain amendments to the Indenture requiring the consent of a majority in aggregate principal amount of the Notes (the “Majority Amendments”) pursuant to the Issuer’s Offer to Purchase and Consent Solicitation Statement, dated August 5, 2025 (the “Solicitation Statement”);

WHEREAS, the Issuer has obtained the written consent to the Majority Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Notes;

WHEREAS, the Issuer has requested that the Trustee and the Collateral Trustee execute and deliver this Third Supplemental Indenture and the Issuer has delivered, or caused to be delivered, to the Trustee or Collateral Trustee, as applicable, an Officer’s Certificate and Opinion of Counsel in connection herewith; and

WHEREAS, all necessary acts have been done to make this Third Supplemental Indenture a legal, valid and binding agreement of each party hereto in accordance with the terms of this Third Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Article I

Definitions

Section 1.1     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Article II

Amendments

Section 2.1     Amendments. On the Operative Date (as defined below), the Indenture and the Notes are hereby amended as follows:

(a)            Section 4.03, Sections 4.06 through 4.11, Section 4.16, Section 4.18, Section 4.19 and Section 4.21 of the Indenture are hereby deleted and are amended and restated in their entirety to read as follows:

“SECTION 4.03 [Intentionally Omitted.]

SECTION 4.06 [Intentionally Omitted.]

SECTION 4.07 [Intentionally Omitted.]

SECTION 4.08 [Intentionally Omitted.]

SECTION 4.09 [Intentionally Omitted.]

SECTION 4.10 [Intentionally Omitted.]

SECTION 4.11 [Intentionally Omitted.]

SECTION 4.16 [Intentionally Omitted.]

SECTION 4.18 [Intentionally Omitted.]

SECTION 4.19 [Intentionally Omitted.]

SECTION 4.21 [Intentionally Omitted.]”

(b)            Section 5.01(a)(iv) of the Indenture is hereby deleted and is amended and restated in its entirety to read as follows:

“(iv) [Intentionally Omitted]; and”

(c)            Clauses (v) through (vi) of Section 6.01(a) of the Indenture are hereby deleted and are amended and restated in their entirety to read as follows:

“(v) [Intentionally Omitted];

(vi) [Intentionally Omitted];”

(d)            Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Third Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Third Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

(e)            Amendments to the Indenture pursuant to this Third Supplemental Indenture shall also apply to the Notes.

Article III

Miscellaneous

Section 3.1     Effectiveness of Supplemental Indenture. This Third Supplemental Indenture shall become effective upon execution hereof by the Issuer, the Guarantors, the Trustee and the Collateral Trustee, but the amendments to the Indenture provided for in Article II hereof shall not become operative except as set forth in Section 3.2 below.

Section 3.2      Amendments Operative. The amendments to the Indenture provided for in Article II hereof shall become operative only at the time and on the date at which relevant consideration relating to the Notes pursuant to the Offer is paid (the “Operative Date”), subject to the terms and conditions set forth in the Solicitation Statement. The Trustee and the Collateral Trustee may conclusively presume that the amendments to the Indenture provided for in Article II hereof shall not have become operative unless and until the Issuer has notified the Trustee and the Collateral Trustee in writing (which may be by email) stating that such amendments have become operative and the date they became operative; provided that any failure of the Issuer to notify the Trustee and Collateral Trustee pursuant to this sentence, or any defect in such notice, (i) shall not constitute a Default or Event of Default under the Indenture and (ii) shall not, in any way, impair or affect the validity or effectiveness of this Third Supplemental Indenture or such amendments or release.

Section 3.3     Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.4     Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5     Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture.

Section 3.6     Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 3.7     Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

Section 3.8     The Trustee and Collateral Trustee. The Trustee and Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee and the Collateral Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 3.9     Successors. All agreements of the Issuer and the Guarantors in this Third Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Third Supplemental Indenture. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

LINDBLAD EXPEDITIONS, LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

GUARANTORS:

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LINDBLAD MARITIME ENTERPRISES, LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX ENDURANCE LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LINDBLAD BLUEWATER II LIMITED

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LINDBLAD MARITIME VENTURES, INC.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

SPEX SEA BIRD LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

SPEX SEA LION LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX EXPLORER LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title	Chief Financial Officer

LEX GALAPAGOS PARTNERS I LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX GALAPAGOS PARTNERS II LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX GALAPAGOS PARTNERS III LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX GALAPAGOS PARTNERS IV LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

[Signature Page to Third Supplemental Indenture]

LEX QUEST LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX VENTURE LLC

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

FILLMORE PEARL HOLDING, LTD

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

FILLMORE PEARL (CAYMAN) II, LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

LEX ESPRIT LTD.

By:	/s/ Rick Goldberg
	Name:	Rick Goldberg
	Title:	Chief Financial Officer

MARVENTURA DE TURISMO CIA. LTDA.

By:	/s/ Jaylee Espinal
	Name:	Jaylee Espinal
	Title:	General Manager of Repreiuris S.A.S., Executive President

METROHOTEL CIA. LTDA.

By:	/s/ Jaylee Espinal
	Name:	Jaylee Espinal
	Title:	General Manager of Repreiuris S.A.S., Executive President

[Signature Page to Third Supplemental Indenture]

NAVILUSAL CIA. LTDA.

By:	/s/ Pablo Peña
	Name:	Pablo Peña
	Title:	Executive President

OCEANADVENTURES S.A.

By:	/s/ Marcela Santillana del Río
	Name:	Marcela Santillana del Río
	Title:	General Manager of Repreocean S.A.S., General Manager

TORCATT ENTERPRISES LTDA.

By:	/s/ Natalya Leahy
	Name:	Natalya Leahy
	Title:	Legal Representative

TRUSTEE AND COLLATERAL TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Trustee

By:	/s/ Sarah Vilhauer
	Name:	Sarah Vilhauer
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]